Exhibit 99.1

MDRNA, Inc. Announces Closing of $10.5 Million Registered Direct Financing

BOTHELL, Wash., June 12, 2009 – MDRNA, Inc. (Nasdaq: MRNA) announced today that it has closed its previously announced sale of 5.25 million shares of its common stock and warrants to purchase 5.25 million shares of its common stock for gross proceeds of $10.5 million. MDRNA sold the shares for $2.00 per share. The exercise price of the warrants is $2.38 per share. The warrants, with a five and a half year term, will be exercisable six months from June 12, 2009. MDRNA plans to use the proceeds from this financing for general corporate purposes as more fully described in the financing documents.

Canaccord Adams Inc. served as sole placement agent in the transaction.

A registration statement relating to these securities (File # 333-148771) has been declared effective by the Securities and Exchange Commission. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Any offer of these securities will be solely by means of a prospectus included in the registration statement and any prospectus supplement that may be issued with respect to such offering. Copies of the final prospectus, including the prospectus supplement, can be obtained at the Securities and Exchange Commission’s website, www.sec.gov, or via written request to MDRNA, Inc., 3830 Monte Villa Parkway, Bothell, WA, 98021. Attention: Investor Relations.

About MDRNA, Inc.

MDRNA is a biotechnology company focused on the development and commercialization of therapeutic products based on RNA interference (RNAi). Our goal is to improve human health by combining novel RNAi-based compounds and proprietary peptide- and liposomal-based drug delivery technologies to provide superior therapeutic options. Our multi-disciplinary portfolio of capabilities includes molecular biology, cellular biology, formulation expertise, peptide and alkylated amino acid chemistry, pharmacology, toxicology and bioinformatics. We are applying this expertise to a single, integrated drug discovery platform that will be the engine for our clinical pipeline and a versatile platform for establishing broad therapeutic partnerships. We are also building on new technologies, such as UsiRNAs that incorporate the non-nucleotide moiety Unlocked Nucleobase Analog (UNA) within the siRNA molecule, that we expect to lead to safer and more effective RNAi-based therapeutics. By combining broad expertise in siRNA science with proven delivery platforms and a strong and growing IP position, MDRNA is well positioned as a leading RNAi therapeutics company and value-added collaborator for our research partners. Additional information about MDRNA, Inc. is available at http://www.mdrnainc.com.

Forward-Looking Statements

Statements made in this news release may be forward-looking statements within the meaning of Federal Securities laws that are subject to certain risks and uncertainties and involve factors that may cause actual results to differ materially from those projected or suggested. Factors that could cause actual results to differ materially from those in forward-looking statements include, but are not limited to: (i) the ability of MDRNA to obtain additional funding; (ii) the ability of MDRNA to attract and/or maintain manufacturing, research, development and commercialization partners; (iii) the ability of MDRNA and/or a partner to successfully complete product research and development, including preclinical and clinical studies and commercialization; (iv) the ability of MDRNA and/or a partner to obtain required governmental approvals; and (v) the ability of MDRNA and/or a partner to develop and commercialize products that can compete favorably with those of competitors. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in MDRNA’s most recent periodic reports on Form 10-K and Form 10-Q that are filed with the Securities and Exchange Commission. MDRNA assumes no obligation to update and supplement forward-looking statements because of subsequent events.

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Contacts:

Matthew D. Haines
Senior Director, Investor Relations and Corporate Communications
(212) 209-3874
mhaines@mdrnainc.com

McKinney|Chicago (Media)
Alan Zachary, (312) 944-6784 x 316 or
(708) 707-6834
azachary@mckinneychicago.com